UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 4, 2014

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QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court

Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 8 - Other Events.

Item 8.01 Other Events.

             On August 12, 2013, Qualstar Corporation (the “Company”) filed a complaint against its former Chief Executive Officer Lawrence D. Firestone and others in the Superior Court of the State of California, County of Los Angeles entitled: Qualstar Corporation v. Lawrence D. Firestone, Stanley Corker, Carl W. Gromada, Robert A. Meyer, Robert Rich, Daniel Molhoek, Allen Alley, Gerald Laber, Steven Wagner, and DOES 1 through 10, inclusive, Case No.: BC 514889 (the “Action”). In the Action, the Company sought to enjoin the payment of defendant Firestone’s severance package and the recovery of monetary damages to be proven at trial. On April 17, 2014, defendant Firestone filed a cross-complaint against the Company for wrongful termination of employment in breach of contract and other claims. On December 4, 2014, the Company entered into a Settlement Agreement and Release with all of the defendants in the Action and the Company’s insurance carrier (the “Settlement Agreement”). Based on the Settlement Agreement, all disputes and claims among the parties to the Action have been resolved and the claims asserted in the Action contained in the Company’s complaint and defendant Firestone’s cross-complaint have been withdrawn. Pursuant to the Settlement Agreement, on December 17, 2014, the Company’s insurance carrier funded $725,000 (the “Settlement Amount”) to settle the Action. In accordance with the Settlement Agreement, the Settlement Amount has been disbursed as follows: $700,000 to defendant Firestone and $25,000 to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: December 22, 2014	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: President and Chief Executive Officer